UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 16, 2010

SCIENTIFIC GAMES CORPORATION

(Exact Name of Registrant as Specified in Charter)

0-13063

(Commission File Number)

Delaware	81-0422894
(State or other Jurisdiction	(IRS Employer
of Incorporation)	Identification Number)

750 Lexington Avenue, New York, New York 10022

(Address of Principal Executive Offices)

(Zip Code)

(212) 754-2233

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01.              Entry into a Material Definitive Agreement.

On December 16, 2010, Scientific Games Corporation (the “Company”) and its wholly owned subsidiary, Scientific Games International, Inc. (“SGI”), entered into an amendment (the “Amendment”) to the credit agreement, dated as of June 9, 2008 and amended and restated as of February 12, 2010 (as amended from time to time, the “Credit Agreement”), among SGI, the Company, the several lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Agent”).

Under the Amendment, the acquisition of any specified percentage of the Company’s common stock by MacAndrews & Forbes Holdings, Inc. (“M&F”) and/or certain related parties will not constitute an “event of default” under the Credit Agreement.  In addition, the occurrence of a “change of control” under certain other indebtedness of the Company or SGI as a result of the acquisition of any specified percentage of the Company’s common stock by M&F and/or certain related parties will not constitute an “event of default” under the Credit Agreement, provided that SGI or any guarantor under the Credit Agreement would at such time be permitted under the terms of the Credit Agreement to repay any such indebtedness that becomes due and payable as a result of such acquisition.

The foregoing does not constitute a complete summary of the terms of the Amendment, which is attached hereto as Exhibit 10.1.  The description of the terms of the Amendment is qualified in its entirety by reference to such exhibit.

Section 9 - Financial Statements and Exhibits

Item 9.01.              Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

10.1

Fifth Amendment, dated as of December 16, 2010, among SGI, as borrower, the Company, as guarantor, the several lenders parties thereto and the Agent, which amended the Credit Agreement, dated as of June 9, 2008 and amended and restated as of February 12, 2010, among SGI, the Company, the several lenders from time to time parties thereto and the Agent, as amended by the First Incremental Amendment, dated as of June 17, 2010, among SGI, the Company, the subsidiary guarantors party thereto, the incremental term lenders party thereto and the Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SCIENTIFIC GAMES CORPORATION

	By:	/s/ Jeffrey S. Lipkin
	Name:	Jeffrey S. Lipkin
	Title:	Senior Vice President and Chief Financial Officer

Date: December 20, 2010

Exhibit Index

Exhibit No.	Description

10.1

Fifth Amendment, dated as of December 16, 2010, among SGI, as borrower, the Company, as guarantor, the several lenders parties thereto and the Agent, which amended the Credit Agreement, dated as of June 9, 2008 and amended and restated as of February 12, 2010, among SGI, the Company, the several lenders from time to time parties thereto and the Agent, as amended by the First Incremental Amendment, dated as of June 17, 2010, among SGI, the Company, the subsidiary guarantors party thereto, the incremental term lenders party thereto and the Agent.